Exhibit 4.3
EXECUTION COPY
AMENDMENT NO. 1 TO NOTE PURCHASE AND MASTER SHELF AGREEMENT

As of February 1, 2005
Insurance Services Office, Inc.
545 Washington Boulevard
Jersey City, NJ 07310-1686
Ladies and Gentlemen:
     Reference is made to that certain Uncommitted Master Shelf Agreement, dated as of June 13, 2003 (as amended from time to time, the “Agreement”), among Insurance Services Office, Inc., a Delaware corporation (the “Company”), on the one hand, and The Prudential Insurance Company of America, U.S. Private Placement Fund, Baystate Investments, LLC, United of Omaha Life Insurance Company (collectively, the “Series A Purchasers”), each Prudential Affiliates which has become bound by certain provisions of the Agreement (as provided therein) (together with the Series A Purchasers, the “Purchasers”), and Prudential Investment Management, Inc. (“Prudential”), on the other, whereby the Company issued and sold its 2.15% Series A Notes due June 13, 2005 (the “Series A Notes”), its 4.11% Series B Notes due June 10, 2007 (the “Series B Notes”) and its 4.12% Series C Notes due June 28, 2007 (the “Series C Notes” and, together with the Series A Notes and the Series B Notes, the “Notes”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.
     Pursuant to the request of the Company and in accordance with the provisions of paragraph 11C of the Agreement, the parties hereto agree as follows:
     1. AMENDMENTS.
     a. Paragraph 1B (Authorization of Issue of Shelf Notes) is hereby amended by deleting the reference to “$100,000,000” appearing therein and replacing it with “250,000,000”.
     b. Paragraph 2B(2) (Issuance Period) is hereby amended by deleting the text in clause (i) which reads “the third anniversary of the date of this Agreement (or if such anniversary is not a Business Day, the Business Day next preceding such anniversary)” and replacing it with “February 1, 2008”.
     c. Each of Paragraph 1B, (Authorization of Issue of Shelf Notes), 2B(4) (Request for Purchase) and Exhibit B (Form of Request for Purchase) is hereby amended by (i) deleting the reference to “12 years” appearing therein and replacing it with “10 years” and (ii) deleting the reference to “10 years” appearing therein and replacing it with “7 years”.
     d. Paragraph 6C (Limitations on Liens and Encumbrances) is hereby amended by amending and restating clause (xiii) as follows:

     “(xiii) Liens in or upon and any right of offset against, moneys, deposit balances, security or other property, or interests therein, held or received by or for or left in the possession or control of any lender (or any affiliate of such lender) in connection with working capital facilities, lines of credit, term loans or other credit facilities entered into in the ordinary course of business, except to the extent that such Liens secure Indebtedness of the Company or any Subsidiary (A) in excess of $45,000,000 owing to any lender (or any affiliate of such lender) or (B) in excess of $80,000,000 owing to one or more lenders; provided, however, that in no event shall (x) the Company be subject to a minimum or compensating balance or similar arrangement or arrangement requiring it to maintain minimum cash funds or deposits with such lender or lenders or (y) either the Company or any Subsidiary maintain in all of its respective accounts with all such lenders, at any time, overnight cleared cash balances in demand deposit accounts that are subject to set-off rights, in excess of $1,000,000 in the aggregate for all such respective accounts of either the Company or any such Subsidiary, as the case may be (in each case, other than, for the avoidance of doubt, any balances held in commercial paper or money market funds);”
     e. The following new Paragraph 6N (Restricted Payments) shall be inserted in the appropriate location:
     “6N. Restricted Payments. The Company shall not, and shall not permit any Subsidiary to, repurchase or pay any dividends on (i) any Class A shares (other than shares held by the Insurance Services Office, Inc. 401(k) and Employee Stock Ownership Plan) or (ii) any Class B shares if, after giving effect to any such repurchase or payment, a Default or Event of Default shall have occurred and be continuing under this Agreement. With respect to grants of Class A shares (or options in respect thereof) occurring after February 1, 2005 to (x) any of Carole J. Banfield, Richard G. Boehning, Joseph P. Giasi, Jr., Patrick McLaughlin, John McCue, Roy G. Nicolosi, or Kevin B. Thompson or (y) any Person that is or becomes a member of the Company’s Senior Management Committee and is or becomes the holder of 25,000 or more Class A shares (or options in respect thereof), the Company shall cause the document relating to such grant to contain the language appearing in Exhibit E attached hereto. The Company further agrees (1) that no document relating to a grant of Class A shares (or options in respect thereof) occurring after February 1, 2005 to any such Persons shall contain provisions inconsistent with Exhibit E, (2) to provide a copy of each document relating to a grant of Class A shares (or options in respect thereof) occurring after February 1, 2005 to any such Persons to Prudential and, to the extent requested by the Required Holders, to make any necessary changes to such document to give effect to the attached Exhibit E, and (3) not to amend the provisions of any such document which contains the language set forth in Exhibit E (or any similar section) without the written consent of the Required Holders.”
     f. Each of Schedules 8A, 8D and 8G to the Agreement shall be amended and restated by the Schedule having the same number that is attached to this Amendment Agreement.

     g. A new Exhibit E shall be attached to the Agreement and shall be in the form attached to this Amendment Agreement as Exhibit E.
     2. CONDITIONS TO EFFECTIVENESS.
     a. Executed Counterparts. Prudential shall have received a counterpart of this Amendment Agreement executed by the Company.
     b. Fleet Amendment. Prudential shall have received evidence satisfactory to it that the Company shall have entered into an amendment to the 364-Day Revolving Credit Agreement between the Company and Fleet National Bank, dated as of August 26, 2003, which amendment shall contain language substantively the same as Section 1d of this Amendment Agreement (other than clause (y) of Paragraph 6C(xiii) of the Agreement, as amended hereby).
     c. Shareholder Agreements. Prudential shall have received from each of Frank J. Coyne, Kenneth G. Geraghty and Scott Stephenson a written agreement, in form and substance satisfactory to Prudential, not to exercise any put or similar rights or accept any payment with respect to his Class A shares if, after giving effect thereto on the exercise date or the payment date, a Default or Event of Default shall have occurred and be continuing under the Agreement.
     d. Other Documents. Prudential shall have received each of the following:
     (i) Certified copies of the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Amendment Agreement and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment Agreement.
     (ii) A certificate dated the date hereof of the Secretary or an Assistant Secretary and one other officer of the Company certifying that (A) the certificate of such Person previously delivered pursuant to Paragraph 3A(iii) of the Agreement continues to be true, current and correct and (B) the Certificate of Incorporation and By-laws of the Company previously delivered pursuant to Paragraph 3A(iv) of the Agreement continue to be in full force and effect and have not been modified or amended in any respect (in each case, except as specifically set forth therein, which modifications or amendments shall be in form and substance acceptable to the Purchasers).
     (iii) A good standing certificate for the Company from the Secretary of State of Delaware dated as of a recent date.
     (iv) Favorable opinion of Joseph P. Giasi, Jr., Esq., General Counsel of the Company and of Chadbourne & Parke, special counsel of the Company, dated the date hereof, satisfactory to the Purchasers and in form and substance substantially identical to Exhibit D-1 and Exhibit D-2, respectively, to the Agreement. The Company hereby directs such counsel to deliver such opinions and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.

     (v) Such additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by the Purchasers.
     e. Representations and Warranties. The representations and warranties contained in Section 3 below shall be true on and as of the date hereof.
     f. Facility Fee. The Company shall have paid Prudential Investment Management, Inc., by wire transfer of immediately available funds, on the date hereof a facility fee in the amount of $50,000.
     g. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to the Purchasers, the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request, and counsel for the Purchasers shall be satisfied as to all legal matters relating to this Amendment Agreement.
     3. REPRESENTATIONS AND WARRANTIES. To induce you to enter into this Amendment Agreement, the Company represents, warrants and acknowledges as follows:
     a. Each of the representations and warranties set forth in Paragraph 8 of the Agreement is true on and as of the date hereof (by reference to the attached updated Schedules and not the Schedules attached to the original Agreement).
     b. The execution, delivery and performance by the Company of this Amendment Agreement (i) is within its corporate power and (ii) is legal and does not conflict with, result in any breach of, constitute a default under, or result in the creation of any Lien upon any property of the Company under the provisions of: (A) any charter, instrument or bylaw to which it is a party or by which it or any of its property may be bound, (B) any order, judgment, decree or ruling of any court, arbitrator or governmental authority applicable to it or its property, or (C) any agreement or instrument to which it is a party or by which it or any of its properties may be bound or any statute or other rule or regulation of any governmental authority applicable to it or its properties, except where such conflict, breach, default or Lien could not reasonably be expected to have a Material Adverse Effect.
     c. This Amendment Agreement has been duly authorized, executed and delivered by a duly authorized officer of the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except that enforceability may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, fraudulent conveyance, moratorium or other similar laws affecting the enforceability of creditors’ rights generally and subject to the availability of equitable remedies.
     d. After giving effect to this Amendment Agreement, no Default or Event of Default or Default shall have occurred and be continuing.
     e. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or administrative or governmental body or third party is required in connection with the execution, delivery or performance by the Company of this Amendment Agreement.
     f. Neither the Company nor any of its Subsidiaries (i) is listed on the Specially Designated Nationals and Blocked Persons List (the “SDN List”) maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”), or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Order (such other lists are referred to herein, collectively, as the “Other Lists”; the SDN List and the Other Lists are referred to herein, collectively, as the “Lists”), (ii) has been determined by competent authority to be subject to the prohibitions contained in Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Executive Orders in respect thereof, (iii) is owned or controlled by, or acts for or on behalf of, any person on the Lists or any other person who has been determined by competent authority to be subject to the prohibitions contained in Executive Order No. 13224 (Sept. 23, 2001) or similar prohibitions contained in the rules and regulations of OFAC or any enabling legislation or other Executive Orders in respect thereof, and (iv) is failing to comply in any material way with the requirements of Executive Order No. 13224 (Sept. 23, 2001) and other similar requirements contained in the rules and regulations of OFAC and in any enabling legislation or other Executive Orders in respect thereof.
     g. The Company has provided Prudential a true and correct copy of (i) the Insurance Services Office, Inc. 401(k) and Employee Stock Ownership Plan and (ii) the Insurance Services Office, Inc. 1996 Incentive Plan, in each case as in effect on the date hereof. There are no other stock ownership plans in place with respect to any of the Company’s shares.
     4. MISCELLANEOUS.
     a. Except as specifically amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.
     b. This Amendment Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     c. This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

     Each of the undersigned has caused this Amendment Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:	/s/ Yvonne Guajardo

Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Yvonne Guajardo

Vice President

U.S. PRIVATE PLACEMENT FUND
By: Prudential Private Placement Investors, L.P. (as Investment Advisor) By: Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ Yvonne Guajardo

Vice President

BAYSTATE INVESTMENTS, LLC
By: Prudential Private Placement Investors, L.P. (as Investment Advisor) By: Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ Yvonne Guajardo

Vice President

UNITED OF OMAHA LIFE INSURANCE COMPANY
By: Prudential Private Placement Investors, L.P. (as Investment Advisor) By: Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ Yvonne Guajardo

Vice President

PRUCO LIFE INSURANCE COMPANY

By:	Yvonne Guajardo

Asst Vice President

PRUDENTIAL RETIREMENT CEDED BUSINESS TRUST
By: Prudential Investment Management, Inc., as Investment Manager

By:	/s/ Yvonne Guajardo

Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
By: Prudential Investment Management, Inc., as Investment Manager

By:	/s/ Yvonne Guajardo

Vice President

GIBRALTAR LIFE INSURANCE CO., LTD.
By: Prudential Investment Management (Japan), Inc., as Investment Manager By: Prudential Investment Management, Inc., as Sub-Adviser

By:	/s/ Yvonne Guajardo

Vice President

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
By: Prudential Investment Management, Inc., as Investment Manager

By:	/s/ Yvonne Guajardo

Vice President

ING USA ANNUITY AND LIFE INSURANCE COMPANY
By: Prudential Private Placement Investors, L.P., as Investment Advisor By: Prudential Private Placement Investors, Inc., as its General Partner

By:	/s/ Yvonne Guajardo

Vice President

ING LIFE INSURANCE AND ANNUITY COMPANY
By: Prudential Private Placement Investors, L.P., as Investment Advisor By: Prudential Private Placement Investors, Inc., as its General Partner

By:	/s/ Yvonne Guajardo

Vice President

BCBSM, INC. DBA BLUE CROSS AND BLUE SHIELD OF MINNESOTA
By: Prudential Private Placement Investors, L.P., as Investment Advisor By: Prudential Private Placement Investors, Inc., as its General Partner

By:	/s/ Yvonne Guajardo

Vice President

INSURANCE SERVICES OFFICE, INC.

By: Name:	/s/ Kenneth G. Geraghty Kenneth G. Geraghty
Title:	Executive Vice President and Chief Financial Officer